UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    December 15, 2005

Simon Property Group, L.P.

(Exact name of registrant as specified in its charter)

Delaware	333-11491	34-1755769
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

National City Center

115 W. Washington St., Suite 15 East

Indianapolis, IN  46204

(Address of principal executive offices)  (Zip Code)

Registrant’s telephone number, including area code    (317) 636-1600

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement

On December 15, 2005, Simon Property Group, L. P. (“SPG LP”) entered into a new $3 billion Credit Agreement as summarized in the attached press release.  The new Credit Agreement replaces in its entirety SPG LP's existing credit facility.  The Credit Agreement provides for borrowings for acquisitions, improvements, rennovations, construction, or other corporate, partnership, or working capital needs, including the repayment of indebtedness.

The Credit Agreement contains customary ongoing covenants relating to a capitalization value, minimum EBITDA and unencumbered EBITDA coverage ratio requirements and minimum combined equity value.  Payment under the Facility can be accelerated if SPG LP is subject to bankruptcy proceedings.

The previous credit facility was for $2 billion and was to mature on April 16, 2005 with an interest rate of LIBOR plus 55 basis points.  This previous credit facility was also extendable for a one-year period at SPG LP’s option and contained a $500 million multi-currency tranche for Euro, Yen, and Sterling borrowings.

A copy of a press release and the Credit Agreement are attached hereto as Exhibits 99.1 and 99.2, respectively, and are incorporated herein by reference and constitute a part of this report.

Item 1.02               Termination of a Material Definitive Agreement

The disclosure required by this Item is included in Item 1.01 and is incorporated herein by reference.

Item 2.03               Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

The disclosure required by this Item is included in Item 1.01 and is incorporated herein by reference.

Item 9.01.              Financial Statements and Exhibits

Financial Statements:

None

Exhibits:

Exhibit No.	Description	Page Number in This Filing

99.1	Press release dated December 15, 2005	4

99.2	$3,000,000 Credit Agreement dated December 15, 2005	5

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 20, 2005

SIMON PROPERTY GROUP, L.P.

By: Simon Property Group, Inc., General Partner

	By:	/s/ Stephen E. Sterrett
Name: Stephen E. Sterrett
		Title:	Executive Vice President and Chief
Financial Officer